UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 10, 2023

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Carpenter Technology Corporation (the “Company”) was held on October 10, 2023. The following matters were voted on by the Company’s stockholders at the Annual Meeting and the final voting results for each matter are provided below.

Proposal No. 1 - Election of Four Directors. The following nominees were elected to the Board of Directors for a term expiring in 2026:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven E. Karol	38,606,036	4,021,857	1,885,794
Charles D. McLane, Jr.	41,105,527	1,522,366	1,885,794
Colleen S. Pritchett	40,347,285	2,280,608	1,885,794
Tony R. Thene	41,300,936	1,326,957	1,885,794

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024:

Votes For	Votes Against	Votes Abstained
43,056,411	1,270,051	187,225

Proposal No. 3 - Approval of the Compensation of the Company’s Named Executive Officers, in an Advisory Vote. The Company’s stockholders approved the compensation of the Company’s named executive officers, in an advisory vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,789,938	584,875	253,080	1,885,794

Proposal No. 4 - Approval of Once Every One, Two or Three Years as the Frequency of Stockholder Advisory Votes on Executive Compensation, in an Advisory Vote. The Company’s stockholders approved once every one year as the frequency of stockholder advisory votes on executive compensation, in an advisory vote:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes Abstained	Broker Non-Votes
38,337,367	34,851	4,063,010	192,665	1,885,794

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
James D. Dee
Senior Vice President, General Counsel and Secretary

Date: October 12, 2023